EXHIBIT 99.1

IMPERIAL INDUSTRIES INCORPORATED

Moderator: Danny Ponce

April 1, 2008

8:00 am CT

Coordinator:

Welcome and thank you for standing by. At this time all participants will be in a listen only mode. To ask a question during the question and answer session you may press star 1 on your touchtone phone. Today’s conference is being recorded. If you have any objections you may disconnect at this time.

I would now like to turn the call over to Mr. Daniel Ponce. You may begin.

Danny Ponce:

Thank you. Good morning. I’d like to welcome everyone to the Imperial Industries investor’s conference call. The purpose of the conference call is to discuss recent corporate developments relative to yesterday’s year end and fourth quarter 2007 earnings release.

The year end and fourth quarter results were released on Monday, March 31, 2008 after the market closed. If for some reason you’ve not received a copy of the news release you may obtain a copy from the Company’s Web site www.imperialindustries.com. In addition the Company refers you to its recent Form 10-K filed with the Securities and Exchange Commission on March 31, 2008 for a more in-depth discussion of matters related to the Company’s financial performance for the last year and for the three months ended December 31, 2007.

On the call today we have myself, the Company’s Chairman of the Board, S. Daniel Ponce, as well as the Company’s Executive Vice President, Chief Operating Officer, Howard L. Ehler and Steven Healy, the Company’s Chief Financial Officer.

I will provide a brief overview of the Company and then we’ll turn it over to Mr. Ehler and Mr. Healy to discuss specific results. Following our remarks, we will entertain any questions you might have.

Before we get started, I would like to remind you that this conference call may contain forward-looking statements regarding future events or the future financial performance of the Company, including and without limitation, growth opportunities and other statements that refer to the Company’s plans, prospects, expectations, strategies, intentions and beliefs.

These forward-looking statements are based upon information available to the Company’s management as of today and the Company assumes no obligation to update these statements as circumstances arise.

The Company’s future performance involves many risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results may vary.

Please refer to the cautionary statements regarding such matters included in the Company’s most recently filed Form 10-K and our other public filings filed with the Securities and Exchange Commission.

At this time I would like to provide a brief statement regarding the Company’s performance and then turn the discussion over to Mr. Ehler.

The continuing decline of construction activity in our markets which worsened during the fourth quarter had a negative impact on both product demand and our financial results for the year and fourth quarter ended December 31, 2007.

In view of these difficult industry conditions, the Company closed underperforming distribution facilities which were determined to have no immediate market potential and for which management believed a significant portion of their business could be retained and consolidated into other facilities.

The Company also adopted a stringent cost reduction program to reduce inventory levels and other non-essential costs. Our ongoing challenge is to balance cost reduction efforts with the need to strengthen distribution capabilities in order to increase market share and be well positioned when the construction industry rebounds.

The Company’s previously announced new distribution facility in New Orleans, Louisiana opened in February of 2008. Our Just-Right distribution subsidiary is making investments in new product offerings at a majority of its facilities to broaden product lines in an effort to improve sales to both the residential and commercial markets.

In addition, as noted in the Company’s Press Release of yesterday, our Company’s independent registered public accounting firm has added an explanatory paragraph in its audit opinion for the Company’s financial statements for the year ended December 31, 2007 raising substantial doubt about the Company’s ability to continue as a going concern.

The Company’s management has and is taking several responsive steps that management believes will sufficient to provide the Company with the ability to continue as a going concern and to improve its operating results and financial condition. These steps include those items previously mentioned, as well as; Implementation of more stringent credit and collection procedures and controls in an attempt to reduce days outstanding of trade accounts receivable and improve working capital;

Obtain additional financing through refinancing of existing mortgage indebtedness on Company real properties to take advantage of the significant equity in these properties; and

Obtaining financing from other sources including the possibility of refinancing equipment, additional debt facilities, or sale of equity, to generate additional funds for operations and to take advantage of lower interest rates.

We believe that the steps management is taking will be sufficient to provide the Company with the ability to continue as a going concern. As we execute our strategy throughout the cyclical downturn we will continue to evaluate new opportunities and make adjustments to our operations as needed.

Now, I’d like to turn the discussion over to Howard Ehler so he can discuss the actual financial performance of the Company for the fiscal year 2007. Howard?

Howard Ehler:

Thank you Danny. I’d like to briefly provide the financial highlights for the year and fourth quarter ended December 31, 2007.

Net sales for the year ended December 31, 2007 were $53,853.000, compared to $75,548.000 in 2006, a decrease of 28.7%. For the year ended December 31, 2007 the Company had a net loss of $1,321.000, or $.53 per diluted share, compared to net income of $2,898,000, or $1.14 per diluted share for 2006.

Net sales for the fourth quarter of 2007 were $9,912,000, compared to $17,063,000 for the same period of 2006, a decrease of 41.9%. For the fourth quarter ended December 31, 2007 the Company had a net loss of $1,478,000, or $.59 per diluted share, compared to net income of $207,000 or $.08 per diluted share for the prior year period.

The year and fourth quarter 2007 results reflect a sharp reduction in industry demand for the Company’s products principally because of its significant reduction in residential building activity in Florida since the second quarter of 2006. Because a significant portion of the Company’s costs are fixed in nature the decline of sales had a more severe adverse affect on the results of operations.

Danny Ponce:

This is Mr. Ponce again. I would like to express our appreciation for the continued support of our shareholders, customers, vendors and employees. At this time we’ll open up the call to your questions. Please limit yourself to one question each so we’ll have sufficient time to allow everyone to ask questions. In order to ask a question, callers need to hit star 1 and you’ll be queued up and advised when to speak. Time permitting, we’ll allow for follow-up questions.

Thank you for participating today. We’ll take any questions you might have.

Coordinator:

Thank you. Once again to ask a question please press star 1 at this time.

Once again, press star 1 to ask a question. And at this time I’m showing there no questions.

Danny Ponce:

Thank you for participating this morning. We’re very proud to serve you as the management of the Company. We’re working very, very hard in these very difficult times to make sure your Company is not only a survivor which it will be in my judgement, but to continue to work very, very hard in these market conditions, upgrading our sales staff and a number of other things that we’ve been wanting to do for a number of years, which we have the opportunity now, with these market conditions to so do.

Thanks for participating today and everybody have a good rest of the day. Thank you.

Howard Ehler:

Thank you. Bye, bye.

Coordinator:

Thank you for participating in today’s conference. You may disconnect at this time.

END

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